EXHIBIT 99.1

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

515 South 400 East, Suite 100

Salt Lake City, UT 84111

(801) 328-2727 FAX (801) 328-1123

March 29, 2018

The Board of Directors

United Health Products, Inc.

10624 S. Eastern Avenue, STE A209

Henderson, NV 89052

The purpose of this letter is to inform you that Haynie & Company CPA’s, a leading regional accounting firm has acquired certain assets of Pritchett, Siler & Hardy, P.C.. As a result of this acquisition, Pritchett, Siler & Hardy, P.C. is resigning as the Company’s independent registered public accounting firm.

Very truly yours,

Pritchett, Siler & Hardy, P.C.